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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS, BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 14, 2013

To the Stockholders of URANIUM RESOURCES, INC.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067 on January 14, 2013, at 5:00 p.m., local time, for the following purposes:

  1.
  To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-5 and not more than 1-for-15, such ratio to be determined in the discretion of our Board of Directors;

  2.
  To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

  3.
  To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        The Board of Directors unanimously recommends that you vote FOR the above proposals.

        The Board of Directors has fixed the close of business on December 5, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

        Your vote is very important, regardless of the number of shares you own. Whether or not you plan to be present at the Special Meeting, we urge you to submit your proxy as soon as possible so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.

        You may submit your proxy by completing, signing, dating and returning the enclosed proxy card by mail, or you may submit your proxy electronically through the internet, as further described on the proxy card. Please do not return the enclosed paper ballot if you are voting over the internet. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the Special Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to provide voting instructions for your shares.

By Order of the Board of Directors
Thomas H. Ehrlich, Secretary

Lewisville, Texas
December 17, 2012

URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS, BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 14, 2013

        This proxy statement and the enclosed proxy is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Company's offices located at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067 on January 14, 2013, at 5:00 p.m., local time, and any postponement or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy will first be mailed to stockholders of record on or about December 19, 2012.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 14, 2013: This proxy statement and the proxy card are available at http://urre.client.shareholder.com.

Purpose of the Special Meeting

        The Special Meeting is being called to consider the following matters:

  •
  Proposal 1—To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's issued and outstanding common stock, par value $0.001 per share (the "Common Stock"), by a ratio of not less than 1-for-5 and not more than 1-for-15, such ratio to be determined in the discretion of the Board;

  •
  Proposal 2—To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

  •
  To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date and Outstanding Shares

        The record date for the Special Meeting is December 5, 2012 (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to notice of, to attend and to vote at the Special Meeting. At the close of business on the Record Date, there were 161,069,629 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Voting

        Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date.

        If you are a holder of record of Common Stock, you can vote in any one of the following ways:

  •
  by signing and returning the proxy card in the enclosed postage pre-paid addressed envelope;

  •
  on the internet by following the instructions on the enclosed proxy card; or

  •
  by attending the Special Meeting and voting in person.

        Proxies submitted through the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote through the internet should not return their proxy cards by mail.

        If you hold your shares in "street name" through a broker, bank or nominee (an "Intermediary"), you can vote in any of the following ways:

  •
  by instructing your Intermediary to vote your shares following the directions provided by such Intermediary, which may include providing voting instructions over the internet, by telephone or by mailing a voting instruction card; or

  •
  by attending the Special Meeting and voting in person, but only if you obtain a legal proxy from the Intermediary that holds your shares giving you the right to vote the shares.

        If you do not provide voting instructions to the Intermediary that holds your shares, the Intermediary will have the authority to vote your unvoted shares on Proposals 1 and 2, even if it does not receive any instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the Special Meeting in the manner you desire. If the Intermediary that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your Intermediary chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote."

Voting of Proxies

        Shares of Common Stock represented by properly executed proxies received before the Special Meeting will be voted at the Special Meeting in the manner specified on the proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted "FOR" each of the proposals presented at the Special Meeting.

        Your vote is important.    Accordingly, if you are a holder of Common Stock, please submit your proxy through the internet or by mail, whether or not you plan to attend the Special Meeting in person. Proxies submitted by internet must be received by 11:59 p.m. eastern time on January 11, 2013. Proxies submitted by mail must be received by January 14, 2013. If your shares of Common Stock are held by an Intermediary, please provide a proxy from such Intermediary or direct the Intermediary how to vote your shares.

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting.

Revocation of Proxies

        You may revoke your proxy and/or change your vote at any time before your shares are voted at the Special Meeting.

        If you are a holder of record of Common Stock, you can revoke your proxy and/or change your vote by:

  •
  sending a written notice stating that you revoke your proxy to the Company at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067, Attn: Corporate Secretary, as long as the notice bears a date subsequent to the date of the proxy and is received no later than two business days prior to the Special Meeting;

  •
  submitting a valid, later-dated proxy by mail or through the internet that is received prior to the Special Meeting; or

  •
  attending the Special Meeting and voting by ballot in person. Your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given. You must notify a representative of the Company at the Special Meeting of your desire to revoke your proxy and vote in person.

        For shares you hold beneficially in "street name" through an Intermediary, you may change your vote by submitting new voting instructions to your Intermediary or, if you have obtained a legal proxy from your Intermediary giving you the right to vote your shares, by attending the Special Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Voting in Person

        Stockholders of the Company may vote in person at the Special Meeting even if they already have provided their proxy in the manner described in this proxy statement and in the accompanying proxy card. Such Stockholders must notify a representative of the Company at the Special Meeting of their desire to revoke their proxy and vote in person. Please note that shares of Common Stock may only be voted by the record owner of such shares, so stockholders whose shares are held in the name of an Intermediary and who wish to vote those shares in person at the Special Meeting must obtain a valid proxy from the Intermediary in order to vote the shares in person at the Special Meeting.

Votes Required

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  The approval of Proposal 1 (proposal to approve the reverse stock split) requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date. Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have the effect of a vote against this proposal.

  •
  The approval of Proposal 2 (proposal to approve an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies) requires the affirmative vote of a majority of the total votes cast by the holders of Common Stock, in person or by proxy, on this proposal at the Special Meeting. Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have no effect on the outcome of this proposal.

Recommendation of the Board Regarding the Proposals

        The Board has approved each of the proposals and unanimously recommends that stockholders vote "FOR" Proposal 1 (proposal to approve the reverse stock split) and "FOR" Proposal 2 (proposal to approve an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies). Your proxy will be so voted, unless you specify otherwise.

Vote Tabulation

        The Company will appoint one or more inspectors of election to conduct the voting at the Special Meeting. Prior to the Special Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the Special Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or abstaining. If you are a stockholder of record, your signed proxy card is returned directly to our transfer agent for tabulation. If you hold your shares in "street name" through an Intermediary, your

Intermediary will return one proxy card to our transfer agent (or vote its shares as otherwise permitted) on behalf of its clients.

Quorum; Abstentions and Broker Non-Votes

        In order to carry on the business of the Special Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding and entitled to vote on the Record Date is necessary to establish a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Costs of Solicitation

        The accompanying proxy is being solicited on behalf of the Board. All expenses for soliciting proxies for the Special Meeting, including the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail and facsimile by directors, officers and regular employees of the Company. None of the Company's directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. We have engaged Regan & Associates, Inc. to assist us with the solicitation of proxies for the Special Meeting. We expect to pay Regan & Associates, Inc. approximately $35,000 for their services.

No Dissenters or Appraisal Rights

        Under the General Corporation Law of the State of Delaware, our Restated Certificate of Incorporation and our bylaws, the holders of Common Stock will not be entitled to dissenter's rights or appraisal rights in connection with the reverse stock split.

Interest of Certain Persons in Matters to be Acted Upon

        No person who has served as a director or executive officer of the Company since the beginning of the last fiscal year, nor any associate of such person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the reverse stock split that is not shared pro rata by all other stockholders.

Other Business

        The Board is not aware of any matter, other than the matters described in this proxy statement, to be presented for action at the Special Meeting. However, if any other business properly comes before the Special Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his, her or their best judgment on such matters.

 PROPOSAL 1

APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

        The Board has unanimously approved, and recommended that our stockholders approve, an amendment to the Company's Restated Certificate of Incorporation, as amended, in substantially the form attached hereto as Annex A (the "Certificate of Amendment"), to effect the reverse stock split at a ratio within a range from 1-for-5 to 1-for-15, with the final ratio to be determined by the Board, in its sole discretion, following stockholder approval. If the stockholders approve the reverse stock split, and the Board decides to implement it, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

        The reverse stock split will be realized simultaneously for all outstanding Common Stock and the ratio determined by the Board will be the same for all outstanding Common Stock. The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will not reduce the number of authorized shares of Common Stock (which will remain at 200,000,000) and will not change the par value of the Common Stock (which will remain at $0.001 per share).

Reasons for the Reverse Stock Split

        The primary reason for proposing the reverse stock split is to increase the per share market price of the Common Stock. The Common Stock is currently listed on the NASDAQ Capital Market under the symbol "URRE," which we believe helps support and maintain stock liquidity and company recognition for our stockholders. The Board believes that the reverse stock split will result in a higher per share trading price, which is intended to enable the Company to maintain the listing of the Common Stock on the NASDAQ Capital Market and generate greater investor interest in the Company. As previously disclosed, on January 17, 2012, the Company received a letter from NASDAQ indicating that, for 30 consecutive trading days, the closing bid price per share of the Common Stock had been below the $1.00 minimum per share requirement for continued listing under NASDAQ Marketplace Rule 5550(a)(2). The Company was provided 180 calendar days, or until July 16, 2012, to regain compliance. On July 17, 2012, the Company was provided an additional 180 calendar days, or until January 14, 2013, to regain compliance. In order for the Common Stock to continue to be listed on the NASDAQ Capital Market, the Company must regain compliance with NASDAQ's $1.00 minimum bid price requirement for a minimum of 10 consecutive business days.

        The Board believes that maintaining the listing of the Common Stock on the NASDAQ Capital Market is in the best interests of the Company and its stockholders. If the Common Stock were delisted from the NASDAQ Capital Market, the Board believes that the liquidity in the trading market for the Common Stock could be significantly decreased, which could reduce the trading price. If the reverse stock split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the reverse stock split by our stockholders and the implementation by the Board, there is no assurance that the reverse stock split will result in our meeting the $1.00 minimum bid price requirement and the Common Stock could be delisted from the NASDAQ Capital Market due to our failure to comply with the minimum bid price requirement or other NASDAQ Listing Rules.

        The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock. The Board believes that the anticipated higher market price resulting from a reverse stock split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

        Another reason for the reverse stock split is to provide the Company with the ability to support its present capital needs and future anticipated growth. As discussed below under the caption "Effect on Authorized but Unissued Shares," the reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. The Board believes that the Company will need to raise additional capital in order to continue its operations through 2013 and beyond. Under the Company's Restated Certificate of Incorporation, as amended, as of November 20, 2012, 32,331,187 shares of Common Stock were authorized but unissued and available for issuance, which may not be sufficient to meet the Company's capital needs. The availability of additional shares of Common Stock would also provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes. The reverse stock split would permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock. Other than as discussed below under the caption "Effect on Authorized but Unissued Shares," the Company has no agreements for any of the foregoing.

Determination of Ratio

        The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-5 and not more than 1-for-15, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors including:

  •
  the historical and projected performance of the Common Stock;

  •
  prevailing market conditions;

  •
  general economic and other related conditions prevailing in our industry and in the marketplace;

  •
  the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock and our ability to continue the Common Stock's listing on the NASDAQ Capital Market;

  •
  our capitalization (including the number of shares of Common Stock issued and outstanding);

  •
  the prevailing trading price for Common Stock and the volume level thereof; and

  •
  potential devaluation of our market capitalization as a result of a reverse stock split.

        The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

        A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, if the Board decides to implement a 1-for-10 reverse stock split of Common Stock, then a stockholder holding 10,000 shares of Common Stock before the reverse stock split would instead hold 1,000 shares of Common Stock immediately after the reverse stock split. Each stockholder's proportionate ownership of outstanding shares of Common Stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of fractional shares. All shares of Common Stock will remain validly issued, fully paid and non-assessable.

        The following table illustrates the effects of the reverse stock split at certain exchange ratios within the 1-for-5 to 1-for-15 range, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock as of November 20, 2012:

		After Reverse Stock Split
	Before Reverse Stock Split
		1-for-5	1-for-7	1-for-10	1-for-12	1-for-15
Common Stock Outstanding	161,072,771	32,214,554	23,010,395	16,107,277	13,422,730	10,738,184
Common Stock Underlying Options and Warrants	4,171,502	834,300	595,928	417,150	347,625	278,100
Common Stock Available for Grant under Company Stock Plans	2,424,540	484,908	346,362	242,454	202,045	161,636
Total Common Stock Authorized but Unreserved	32,331,187	166,466,238	176,047,315	183,233,119	186,027,600	188,822,080

        Because no fractional shares will be issued, holders of Common Stock could be eliminated in the event that the proposed reverse stock split is implemented. However, the Board does not intend to use the reverse stock split as a part of or a first step in a "going private" transaction within the meaning of Rule 13e-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). There is no plan or contemplated plan by the Company to take itself private at the date of this proxy statement. As of December 5, 2012, we had 12 record holders who held fewer than 15 shares of Common Stock, out of a total of 303 record holders. Therefore, we believe that a reverse stock split, even if approved and implemented at a ratio of 1-for-15, would have no significant effect on the number of record holders of Common Stock.

Effect on Authorized but Unissued Shares

        The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. The number of authorized shares of Common Stock will not be decreased and will remain at 200,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table under the caption "Principal Effects of the Reverse Stock Split" that shows the number of unreserved shares of Common Stock that would be available for issuance at various reverse stock split ratios.

        The Board believes that the Company will need to raise additional capital in order to continue its operations through 2013 and is contemplating a subscription rights offering to the Company's stockholders to raise up to $13.0 million. The Board will determine the record date, subscription ratio and subscription price for the rights offering following stockholder approval of the reverse stock split. The Company and Resource Capital Fund V L.P. ("RCF") have entered into a standby purchase agreement pursuant to which RCF has agreed, subject to certain conditions, to participate in the contemplated rights offering and to exercise subscription rights so that total proceeds to the Company from the rights offering will equal at least $8.0 million. RCF has also provided $5.0 million in bridge financing to the Company which will mature upon the earlier of the closing of the rights offering or June 28, 2013, carries an annualized interest rate of 10% and is secured by a first priority lien on all of the personal property of the Company and its subsidiaries. At RCF's option, the Company will satisfy certain obligations under the bridge financing documents, including interest payments and an establishment fee, by the issuance of shares of Common Stock. The bridge financing also gives RCF the right to purchase additional shares of Common Stock in a private placement from the Company if there are insufficient subscription rights available in the rights offering for RCF to purchase $5.0 million of Common Stock. The standby purchase agreement and bridge financing documents contain customary representations, warranties, covenants, security provisions and events of default and require the Company to (i) maintain its listing on NASDAQ, (ii) use its best efforts to call and hold the Special Meeting by January 18, 2013, and (iii) close the rights offering within 60 days of stockholder approval of the reverse stock split and in any event by no later than March 31, 2013.

        In addition to the rights offering and potential issuances under the bridge financing documents, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this proxy statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split, other than those relating to the contemplated rights offering and bridge financing discussed above.

Certain Risks Associated with the Reverse Stock Split

        A reverse stock split could result in a significant devaluation of the Company's market capitalization and the trading price of the Common Stock.

        Although we expect that the reverse stock split will result in an increase in the market price of the Common Stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

        The effect the reverse stock split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the "SEC"). If the reverse stock split is implemented and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

        The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "round lots" of even multiples of 100 shares.

        The reverse stock split may not generate additional investor interest.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

        The reduced number of shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

        Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of Common Stock could encourage interest in the Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, even if the reverse stock split is implemented and we meet the minimum bid price requirement, the Common Stock may still be delisted if we are unable to satisfy the other requirements for continued listing of the Common Stock on the NASDAQ Capital Market.

Anti-Takeover and Dilutive Effects

        The purpose of maintaining our authorized Common Stock at 200,000,000 after the reverse stock split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ rules. The Certificate of Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

        In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

Effect on Fractional Stockholders

        No fractional shares of Common Stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NASDAQ Capital Market on the trading day immediately preceding the effective time of the reverse stock split (as adjusted to give effect to the reverse stock split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.

        If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder's registered address as soon as practicable after the reverse stock split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Beneficial Stockholders

        If you hold shares of Common Stock in "street name" through an Intermediary, we will treat your Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the reverse stock split for their customers holding Common Stock in street name. However, these Intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your Intermediaries.

Registered "Book-Entry" Holders of Common Stock

        If you hold shares of Common Stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.

        If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Effect on Fractional Stockholders."

Effect on Registered Stockholders Holding Certificates

        As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of Common Stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the "New Certificates"). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

        If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Effect on Fractional Stockholders."

Effect on Outstanding Options and Warrants

        Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire Common Stock will be adjusted to reflect the reverse stock split. With respect to all outstanding options and warrants to purchase Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Procedure for Effecting the Reverse Stock Split

        If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-5 and not more than 1-for-15) with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the "effective time"), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

        The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to delay (until December 31, 2013) or abandon the reverse stock split. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2013, the Board will abandon the reverse stock split.

        Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

        A stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

        A holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received.

        The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Accounting Matters

        The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the reverse stock split. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted "FOR" this proposal.

Board Recommendation

        After careful consideration, the Board has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders and recommends that you vote "FOR" the approval of the reverse stock split.

 PROPOSAL 2

THE ADJOURNMENT OF THE SPECIAL MEETING

        Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, to effectuate a reverse stock split as described in Proposal 1.

        Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this proposal.

        The Board recommends that you vote "FOR" the approval of the adjournment of the Special Meeting, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1, and proxies solicited by the Board will be voted in favor of the adjournment unless a stockholder has indicated otherwise on the proxy.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership, as of November 20, 2012, of Common Stock by (i) persons known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and officers as a group.

        Applicable percentage ownership is based on 161,072,771 shares of Common Stock outstanding at November 20, 2012. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 20, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address of each beneficial owner listed in the table is c/o Uranium Resources, Inc., 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Resource Capital Fund V L.P.(1)	44,640,041	(2)	27.7%
1400 Sixteenth Street, Suite 200 Denver, CO 80202
RMB Australia Holdings, Ltd.	8,444,056	(3)	5.2%
Level 13, 60 Castlereagh Street Sydney, NSW 2000 Australia
Paul K. Willmott	1,179,577	(4)	*
Terence J. Cryan	477,000	(5)	*
Marvin K. Kaiser	285,000	(6)	*
John H. Pfahl	50,000	(7)	*
Richard Van Horn	626,244	(8)	*
Thomas H. Ehrlich	649,008	(9)	*
Mark S. Pelizza	581,211	(10)	*
Mathew F. Lueras	51,184	(11)	*
All executive officers and directors as a group (9 individuals)	4,031,013	(12)	2.4%

*
Less than one percent.

(1)
The general partner of Resource Capital Fund V L.P. ("RCF") is Resource Capital Associates V L.P. ("Associates V"). The general partner of Associates V is RCA V GP Ltd. ("RCA V"). Each of RCF, Associates V and RCA V may be deemed to have sole voting and dispositive power over, and therefore beneficial ownership of, the shares listed. The investment and voting control of RCA V is exercised by Messrs. Ryan T. Bennett, Ross R. Bhappu, Russ Cranswick, James McClements, Henderson G. Tuten and Ms. Sherri Croasdale (collectively, the "Principals"). Each of the Principals disclaims beneficial ownership of the Common Stock, except to the extent of each of their pecuniary interest therein. Such information is based upon a Schedule 13D filing dated August 31, 2012.

(2)
Includes 50,000 shares owned by John H. Pfahl. Pursuant to a Stockholders' Agreement between RCF and the Company, so long as RCF and its affiliates own or hold shares of Common Stock which in the aggregate exceeds 5% of our issued and outstanding Common Stock, RCF will be entitled to have one designee placed in nomination for a seat on the Board. At our 2012 annual meeting, the Board nominated Mr. Pfahl, who had been identified by RCF as its designee, and Mr. Pfahl was elected as a director at that meeting. Mr. Pfahl is an associate at RCF and by virtue of such relationship, RCF may be deemed to share voting and investment control over the shares owned by Mr. Pfahl.

(3)
Gregory Steven Gay, Arnold Vogel and Michael Louis Schonfeld are each a director of RMB Australia Holdings, Ltd. and exercise the voting and dispositive powers with regard to the Common Stock held by RMB Australia Holdings, Ltd. Such information is based upon a Schedule 13D filing dated October 11, 2012 and additional shares acquired by of RMB Australia Holdings, Ltd. in connection with the Company's acquisition of Neutron Energy, Inc.

(4)
Includes 566,667 shares that may be acquired by Mr. Willmott through the exercise of stock options.

(5)
Includes 291,667 shares that may be acquired by Mr. Cryan through the exercise of stock options and 1,000 shares held through the IRA of Mr. Cryan's spouse.

(6)
Includes 141,667 shares that may be acquired by Mr. Kaiser through the exercise of stock options.

(7)
Excludes shares owned by RCF. Mr. Pfahl does not exercise any voting or investment control over such shares and disclaims any beneficial ownership therein.

(8)
Includes 400,000 shares that may be acquired by Mr. Van Horn through the exercise of stock options.

(9)
Includes 400,000 shares that may be acquired by Mr. Ehrlich through the exercise of stock options and 18 shares indirectly owned as custodian for Sean M. Ehrlich.

(10)
Includes 400,000 shares that may be acquired by Mr. Pelizza through the exercise of stock options.

(11)
Includes 33,334 shares that may be acquired by Mr. Lueras through the exercise of stock options.

(12)
Includes 1,797,678 shares held by the directors and executive officers and 2,233,335 shares issuable upon exercise of stock options.

 HOUSEHOLDING OF PROXY MATERIALS

        As permitted by the SEC, only one copy of this proxy statement may be delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of any proxy statement of the Company. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of this proxy statement may contact us to request multiple copies of any future proxy statement. Stockholders residing at the same address and currently receiving multiple copies may contact us to request that only a single copy of any proxy statement be mailed in the future. Requests should be directed to our Investor Relations Department by phone at (972) 219-3330 or by mail to 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067, Attention: Corporate Secretary.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2013 ANNUAL MEETING

        Stockholder proposals may be included in the Company's proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 under the Exchange Act, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting to be held in 2013, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 30, 2012. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2013 annual meeting so long as we receive information and notice of the proposal not later than March 18, 2013.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. The Company's SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by the Company with the SEC are also available at the Company's website. The address of the Company's website is www.uraniumresources.com. Information contained on the Company's website or that can be accessed through its website is not incorporated by reference into this proxy statement. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC, as well as copies of this proxy statement and accompanying proxy.

        Any requests for copies of this proxy statement, form of proxy, information, reports or other filings with the SEC should be directed to Uranium Resources, Inc. at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067, Attention: Corporate Secretary, telephone (972) 219-3330.

        ALL STOCKHOLDERS ARE ENCOURAGED TO SIGN, DATE AND RETURN THEIR PROXY SUBMITTED WITH THIS PROXY STATEMENT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A STOCKHOLDER ATTENDS THE SPECIAL MEETING, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
Thomas H. Ehrlich, Secretary

Lewisville, Texas
December 17, 2012

 Annex A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
URANIUM RESOURCES, INC.

        Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

  1.
  The name of the Corporation is Uranium Resources, Inc.

  2.
  Article 4 of the Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended and restated in its entirety as follows:

ARTICLE 4

      The total number of shares of all classes of stock which the Corporation has authority to issue is 200,000,000 shares with a par value of $0.001 per share. The shares are designated as Common Stock, have one vote per share and have identical rights and privileges in every respect. The holders of the stock of the Corporation shall have no preemptive rights to subscribe for any securities of the Corporation.

      Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation containing this sentence (the "Effective Time"), each             (            ) shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically reclassified and combined, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $0.001 per share, subject to the treatment of fractional share interests as described below. There shall be no fractional shares issued. A holder of record of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on the NASDAQ Capital Market, on the last trading day prior to the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above."

  3.
  This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this      day of                        , 2013.

URANIUM RESOURCES, INC.
By:	Name: Title:

A-1

URANIUM RESOURCES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
To be Held on January 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Uranium Resources, Inc. (the “Company”) hereby constitutes and appoints Paul K. Willmott, Thomas H. Ehrlich, Terence J. Cryan and Marvin K. Kaiser, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s offices located at 405 State Highway 121 Bypass, Building A, Suite 110, Lewisville, Texas 75067 on January 14, 2013, at 5:00 p.m., local time, and at any and all adjournments or postponement thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named attorneys and proxies to vote as follows:

1.            APPROVAL OF THE REVERSE STOCK SPLIT. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, by a ratio of not less than 1-for-5 and not more than 1-for-15, such ratio to be determined in the discretion of the Board of Directors of the Company:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.            APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING. To approve an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.            OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Signature	Date	Signature	Date

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be.

To vote by mail, please mark, sign, date and return this proxy in the enclosed envelope.

For all other voting methods, please follow the voting instructions which accompany the proxy materials you received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 14, 2013

The notice of special meeting, proxy statement and proxy card are available at http://urre.client.shareholder.com.

QuickLinks

PROPOSAL 1 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 2 THE ADJOURNMENT OF THE SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
HOUSEHOLDING OF PROXY MATERIALS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
  Annex A
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF URANIUM RESOURCES, INC.
ARTICLE 4